Exhibit D
CONFIDENTIAL JULY 6, 2009 TELEFÓNICA DE ARGENTINA S.A. Discussion Materials DRAFT

TELEFÓNICA DE ARGENTINA S.A. Discussion Materials Disclaimer The Information herein has been prepared by MBA Lazard based upon information supplied by Telefónica de Argentina S.A. (the “Company”), or publicly available, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company with respect to the anticipated future performance of the Company. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any assets or liabilities of the Company or any other entity, or concerning solvency or fair value of the Company or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. We assume no responsibility for and express no view as to such forecasts or the assumptions upon which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties, other than the Comisión Nacional de Valores, the Securities and Exchange Commission and the Buenos Aires Exchange, without the prior written consent of MBA Lazard; provided, however that the Company may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. MBA Lazard is acting as investment banker to the Board of Directors and Audit Committee of the Company, and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice.

TELEFÓNICA DE ARGENTINA S.A. Discussion Materials

Valuation Summary

Price ranges estimated for the different valuation methods performed

SHARE PRICE OF TELEFONICA DE ARGENTINA (4)(5)(6)

Share(1)


7.86
10.86
4.90
9.60
8.61
9.16
4.04
5.14
9.65
10.25
3.73
Offer Price = AR$ 10.00
8.23
9.54
0.0
2.0
4.0
6.0
8.0
10.0
12.0
14.0

All amounts in AR$

Individual Share(2) Min	Individual Share(2) Max	ADR(3) Min	ADR(3) Max	METHODOLOGY AND COMMENTS
0.79	**1.09**	**31.44**	**43.45**	**DISCOUNTED FUTURE CASH FLOWS (DCF)** Projection of 5 years + Terminal Value based on a perpetuity (annual growth rate 3.0%) Discount Rate (WACC) of 13.9% Implied Multiple for FV/EBITDA LTM Mar 2009 from 2.8x to 3.6x The range was determined by varying the discount rate +/- 100bps and the perpetual growth rate +/- 0.5% in order to widen the range.
0.49	0.96	19.60	38.40	**MARKET PRICE** Range formed by the minimum (December 25, 2008) and maximum (June 23, 2009) price of 10 shares of nominal value of AR$0.1 each, in the previous 6 months. As of July 2, the price of 10 shares of nominal value of AR$0.1 each is AR$9.30
0.86	0.92	34.44	36.64	**PUBLIC COMPARABLE COMPANIES LATAM** Multiple FV/EBITDA LTM March 2009 of public fixed line and integrated telephone companies in Argentina, Brazil, Mexico and Chile. The range of multiples FV/EBITDA LTM has a median value for the region of 4.7x and was discounted 35% +/-5% to account for higher country risk of Argentina than that of its Latin peers. The resulting range of multiples was 3.0x / 3.1x.
0.40	**0.51**	**16.16**	**20.57**	**PUBLIC COMPARABLE COMPANIES DEVELOPED MARKETS** This methodology produces results that can be distorted in times when the country risk premium is elevated. In this case, the country risk premium used (9.12%) generates an excessive adjustment, resulting in a FV/EBITDA multiple below 2.0x, which seems too low even for Argentina.
0.96	1.03	38.59	41.01	**TRANSACTIONS OF COMPARABLE COMPANIES LATAM** Recent transactions of companies in the fixed line and integrated telephone industry in Latin America. The range of multiples FV/EBITDA LTM has a median value of 5.2x which was adjusted by a discount of 35% +/- 5% to account for higher country risk in Argentina than that of its Latin peers. The range of resulting multiples was 3.3x/3.5x.
0.37		**14.93**		**BOOK VALUE** The book value of the Company, as stated in the audited financial statements as of March 31, 2009 is AR$ 2,607 MM, which is equivalent to AR $3.73 per 10 shares of nominal value of AR$ 0.1 each.
0.82	0.95	32.92	38.16	**RECENT COMPANY TRANSACTIONS** Telefónica Móviles de Argentina S.A. acquired shares of the Company from Telefónica Internacional S.A. in October 2008 and March 2009. In the first transaction, Telefónica Móviles de Argentina S.A. paid AR$ 9.54 per 10 shares of nominal value of AR$ 0.1 each, while in the second transaction the price paid amounted to AR$ 8.23 per 10 shares of nominal value of AR$ 0.1 each.

(1) Price of 10 shares of nominal value of AR$ 0.1 each.
(2) Price of 1 share of nominal value of AR$ 0.1.
(3) Calculated as 4 times the price of 10 shares of nominal value of AR$ 0.1 each
(4) The valuation by Liquidation Value was not considered given that, in accordance with the information provided by the Company and the high technology nature of the assets of the Company, the value of the Company's assets is much lower under a liquidation scenario than under a going concern scenario.
(5) The valuation according to Public Acquisition Offerings or New Stock Issuances was not applicable as the Company has not performed any Public Offerings or new issuances in the last twelve months.
(6) This valuation summary captures the results of all the valuation methodologies applied by MBA Lazard to support its opinion. These methodologies include, among others, those contemplated in Argentine Decree 677/2001. MBA Lazard will maintain appropriate record of the back up materials produced in connection with the above.

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TELEFÓNICA DE ARGENTINA S.A. Discussion Materials

Discounted Cash Flows

Valuation Results

FREE CASH FLOW

in AR$ MM

	Apr-Dec 2009	2010P	2011P	2012P	2013P	TV
Revenue	4,004	6,037	6,682	7,240	7,674	7,904
Growth YoY %	--	*12.7%*	*10.7%*	*8.3%*	*6.0%*	*3.0%*
EBITDA	1,361	2,085	2,337	2,660	2,954	3,043
Growth YoY %	--	*10.6%*	*12.1%*	*13.8%*	*11.1%*	*3.0%*
Margin %	*34.0%*	*34.5%*	*35.0%*	*36.7%*	*38.5%*	*38.5%*
Δ Working Capital	201	178	173	(28)	(182)	26
Δ Other Assets and Liabilities	2	0	0	0	0	0
Income Taxes	(183)	(375)	(423)	(477)	(589)	(658)
Other Revenue/(Expense)	(172)	(203)	(192)	(148)	(106)	(62)
Capex (Fixed Assets & Intangibles)	(808)	(1,117)	(1,380)	(1,236)	(1,036)	(1,067)
Free Cash Flow (AR$MM)	**401**	**568**	**516**	**770**	**1,042**	**1,282**
Average Exchange Rate (AR$ per US$)	4.05	4.31	4.55	4.65	4.71	4.76
Free Cash Flow (US$MM)	**99**	**132**	**113**	**165**	**221**	**269**

VALUATION

in US$ MM

Free Cash Flow (Apr09 - 2013)	526
Terminal Value	1,415
Firm Value (FV)	**1,941**
Financial Debt	(391)
Excess Cash	138
Equity Value (EV)	**1,688**
Exchange Rate (AR$/US$) as of June 23, 2009[4]	3.79
EV in AR$ MM	**6,392**
# of Shares equiv. to AR$ 1 in Nominal Value (in MM)	698
Price of Share (in AR$)[1]	**9.15**
Price of Individual Share (in AR$)[2]	**0.92**
Price of ADR (in AR$)[3]	**36.61**

Market Cap	**1,777**
Premium/(Discount) over EV DCF	*5.0%*
Market Cap (Average L6M)	**1,374**
Premium/(Discount) over EV DCF	*(22.9%)*

(1) Price of 10 shares of nominal value of AR$ 0.1 each.

(2) Price of 1 share of nominal value of AR$ 0.1.

(3) Price of 1 ADR, calculated as 4 times the price of 10 shares of nominal value of AR$ 0.1 each.

(4) Date of the Company's offer.

DISCOUNT RATE

WACC	13.9%
Perpetual Growth	3.0%

IMPLIED MULTIPLES

	LTM Mar-2009
FV/SALES	1.3x
FV/EBITDA	3.1x
P/BV	2.4x

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TELEFÓNICA DE ARGENTINA S.A.

Discussion Materials

Discounted Cash Flows (Cont.)

Sensitivity to WACC & Perpetual Growth

PRICE PER SHARE[1] (AR$)

Perpetual Growth	WACC 12.9%	WACC 13.9%	WACC 14.9%
2.5%	9.81	8.75	7.86
3.0%	10.31	**9.15**	8.19
3.5%	10.86	9.60	8.56

PRICE PER INDIVIDUAL SHARE[2] (AR$)

Perpetual Growth	WACC 12.9%	WACC 13.9%	WACC 14.9%
2.5%	0.98	0.87	0.79
3.0%	1.03	**0.92**	0.82
3.5%	1.09	0.96	0.86

PRICE PER ADR[3] (AR$)

Perpetual Growth	WACC 12.9%	WACC 13.9%	WACC 14.9%
2.5%	39.23	34.98	31.44
3.0%	41.23	**36.61**	32.78
3.5%	43.45	38.39	34.24

MULTIPLE FIRM VALUE / EBITDA LTM MAR-09

Perpetual Growth	WACC 12.9%	WACC 13.9%	WACC 14.9%
2.5%	3.3x	3.0x	2.8x
3.0%	3.5x	**3.1x**	2.9x
3.5%	3.6x	3.3x	3.0x

Sensitivity to CAPEX[4] / Sales & EBITDA % TV

PRICE PER SHARE[1] (AR$)

EBITDA Margin TV	Capex/Sales Terminal Value ("TV") 12.5%	13.5%	14.5%
37.5%	9.15	8.81	8.47
38.5%	9.49	**9.15**	8.81
39.5%	9.84	9.50	9.16

PRICE PER INDIVIDUAL SHARE[2] (AR$)

EBITDA Margin TV	Capex/Sales Terminal Value ("TV") 12.5%	13.5%	14.5%
37.5%	0.91	0.88	0.85
38.5%	0.95	**0.92**	0.88
39.5%	0.98	0.95	0.92

PRICE PER ADR[3] (AR$)

Perpetual Growth	Capex/Sales Terminal Value ("TV") 12.5%	13.5%	14.5%
37.5%	36.59	35.23	33.87
38.5%	37.97	**36.61**	35.25
39.5%	39.35	37.99	36.63

MULTIPLE FIRM VALUE / EBITDA LTM MAR-09

EBITDA Margin TV	Capex/Sales Terminal Value ("TV") 12.5%	13.5%	14.5%
37.5%	3.1x	3.0x	2.9x
38.5%	3.2x	**3.1x**	3.0x
39.5%	3.3x	3.2x	3.1x

(1) *Price of 10 shares of nominal value of AR$ 0.1 each.*
(2) *Price of 1 share of nominal value of AR$ 0.1.*
(3) *Price of 1 ADR, calculated as 4 times the price of 10 shares of nominal value of AR$ 0.1 each*
(4) *Includes investments in Fixed Assets and Intangibles*

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TELEFÓNICA DE ARGENTINA S.A. Discussion Materials Discounted Cash Flows (Cont.) Calculation of Discount Rate EQUITY Risk Free Rate (US Treasury)(1) 3.3% Argentina - Country Risk Premium(2) 9.1% Risk Free Rate — Argentina 12.4% Asset Beta — Industry(3) 0.51 Equity Beta — TASA(4) 0.62 Market Risk Premium (USA)(5) 6.5% Equity Risk Premium 4.0% Cost of Equity(6) 16.4% DEBT Cost of Debt of TASA(7) 10.0% Tax Rate 35.0% Cost of Debt (after-tax) 6.5% WACC Cost of Equity 16.4% Equity / (Equity + Debt) (8) 75.0% Cost of Debt (after-tax) 6.5% Debt / (Equity + Debt) 25.0% WACC(9) 13.9% (1) 10-Year Treasury Constant Maturity Rate (average of the period 24/06/2008 — 23/06/2009). Source: Board of Governors of the Federal Reserve System. (2) Source: Average of last 2 years of EMBI+ Argentina issued by JP Morgan, values as of June 23, 2009 (3) Estimated based on public comparable companies. (4) Equity Beta = Asset beta * (1 + (1 -Tax Rate) * Net Debt/Equity). Source: Bloomberg, values as of June 23, 2009 (5) Source: Damodaran. Range of Information: 1932 — 2008 (6) Cost of Equity = Risk Free Rate + (Equity Beta x Market Premium) + Country Risk Premium (7) Estimated long term cost of debt. Although the Company currently has no long term debt, it was estimated that 10% is a reasonable interest rate for the Company based on yield curve of long term bonds of Argentine companies with similiar risk profiles. (8) Target capital structure of Company. (9) Weighted Average Cost of Capital (WACC) = [Cost of Debt (after-tax) x Net Debt/(Net Debt+Equity)] + [Cost of Equity x Equity/(Net Debt+Equity)]

TELEFÓNICA DE ARGENTINA S.A. Discussion Materials Market Price Evolution of TASA’s stock price on the Buenos Aires Stock Exchange (a) STOCK PERFORMANCE Price(2) Indiv. Price(3) ADR Price(4) FV/EBITDA (Ar $/Share) (Ar $/Share) (AR $/Share) Current(1) $ 9.60 $ 0.96 $ 38.40 3.3x 2 Year High $ 15.00 $ 1.50 $ 60.00 6.6x 2 Year Low $ 3.10 $ 0.31 $ 12.40 1.5x Average (L6M) $ 7.15 $ 0.72 $ 28.60 2.7x Average (L3M) $ 8.05 $ 0.80 $ 32.18 2.9x Average (L9M) $ 6.32 $ 0.63 $ 25.27 2.5x Average (LTM) $ 6.56 $ 0.66 $ 26.23 2.7x (1) As of June 23, 2009, date of the Company’s offer. As of July 2, the price of 10 shares of nominal value of AR$0.1 each is AR$9.30 (2) Price of 10 shares of nominal value of AR$ 0.1 each. (3) Price of 1 share of nominal value of AR$ 0.1. (4) Calculated as 4 times the price of 10 shares of nominal value of AR$ 0.1 each. EVOLUTION OF EQUITY VALUE & FV/EBITDA Equity Value in US$ MM FV/EBITDA 3,500 8x 7x 3,000 6x 2,500 5x 2,000 4x 3x 1,500 1,000 1x 500 0x Jun-07 Nov-07 Apr-08 Sep-08 Jan-09 Jun-09 FV/EBITDA Avg FV/EBITDA L6M Market Cap Avg Mkt Cap L6M EVOLUTION OF PRICE AND VOLUME OF STOCK (1) Prices in AR$/Share Volume in ‘000s of shares (2) 16.0 70 14.0 55 12.0 40 10.0 8.0 25 6.0 10 4.0 2.0 -5 Jun-07 Nov-07 Apr-08 Sep-08 Jan-09 Jun-09 Volume TEAR2 (1) Price of 10 shares of Nominal Value of AR$ 0.1 each
(2) In ‘000s of groups of 10 shares of nominal value of AR$ 0.1 each PERFORMANCE RELATIVE TO MERVAL Indices in US$ (June 24, 2007 = 100) 120 100 80 60 40 20 Jun-07 Nov-07 Apr-08 Sep-08 Jan-09 Jun-09 TEAR2 Merval (a) NOTE: Ticker symbol TEAR2 corresponds to the price of 10 shares of nominal value of AR$ 0.1 each 5

TELEFÓNICA DE ARGENTINA S.A.
Discussion Materials

Multiples of Public Comparable Companies

Valuation Results

MULTIPLES FOR LATIN AMERICAN COMPANIES (VALUES IN US$ MM)

Company	Country	Market Cap.	Firm Value	EBITDA	FV/EBITDA
Telecom Argentina	Argentina	2,332	2,512	1,033	2.4x
Telemar Norte Leste	Brazil	6,640	16,865	3,290	5.1x
Brasil Telecom	Brazil	9,480	11,143	1,755	6.3x
Embratel Participações	Brazil	4,748	5,878	1,248	4.7x
Telefónica CTC Chile	Chile	1,324	1,896	481	3.9x
Telmex	Mexico	14,426	21,266	4,541	4.7x
				Median	**4.7x**
				Average	4.5x

VALUATION

in US$ MM	Argentina Country Risk Discount Factor 37%	33%
EBITDA[1]	618	
Median Multiple	*4.7x*	*4.7x*
Discount[7]	*37%*	*33%*
Discounted Multiple	*3.0x*	*3.1x*
Firm Value	**1,841**	**1,943**
Net Debt [2]	(253)	
Equity Value	**1,589**	**1,690**
Price per Share (AR$)[3][4]	*8.61*	*9.16*
Price per Individual Share (AR$) [3][5]	*0.86*	*0.92*
Price of ADR (AR$) [3][6]	*34.44*	*36.64*

MULTIPLES FOR COMPANIES IN DEVELOPED MARKETS (VALUES IN US$ MM)

Company	Country	Market Cap.	Firm Value	EBITDA	FV/EBITDA
AT&T	USA	145,494	216,436	42,686	5.1x
Verizon	USA	86,694	190,179	32,256	5.9x
British Telecom	UK	12,901	30,733	6,309	4.9x
Deutsche Telecom	Germany	50,645	121,118	25,239	4.8x
France Telecom	France	59,383	112,535	27,800	4.0x
Telecom Italia	Italy	23,247	73,632	15,795	4.7x
Telefónica	Spain	103,702	167,325	32,435	5.2x
Singapore Telecom	Singapore	31,772	35,996	3,085	11.7x
Telstra	Australia	31,688	44,516	8,694	5.1x
				Median	**5.1x**
				Average	5.7x

VALUATION

in US$ MM	Argentina Country Risk Discount Factor 68%	62%
EBITDA[1]	618	
Median Multiple	*5.1x*	*5.1x*
Discount[7]	*68%*	*62%*
Discounted Multiple	*1.6x*	*1.9x*
Firm Value	**998**	**1,202**
Net Debt [2]	(253)	
Equity Value	**745**	**949**
Price per Share (AR$) [3][4]	*4.04*	*5.14*
Price per Individual Share (AR$) [3][5]	*0.40*	*0.51*
Price of ADR (AR$) [3][6]	*16.16*	*20.57*

(1) LTM Mar 31, 2009
(2) As of Mar 31, 2009
(3) Converted to AR$ using the exchange rate of June, 23, 2009 of AR$/US$ 3.79
(4) Price of 10 shares of nominal value of AR$ 0.1 each.
(5) Price of 1 share of nominal value of AR$ 0.1.
(6) Calculated as 4 times the price of 10 shares of nominal value of AR$ 0.1 each.
(7) The Argentine country risk discount factor was estimated to adjust the Latin American and Developed Market multiples for the higher Argentina country risk.

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TELEFÓNICA DE ARGENTINA S.A.
Discussion Materials

Multiples of Transactions of Comparable Companies

Valuation Results

COMPARABLE TRANSACTIONS IN LATIN AMERICA (VALUES IN US$ MM)

Date	Target	Country	Acquirer	Equity Value	Firm Value	EBITDA	FV/EBITDA
Nov-08	CTC	Chile	Telefónica	1,550	2,197	542	4.1x
May-07	Impsat	Argentina	Global Crossing Ltd	95	317	61	5.2x
May-07	CANTV[1]	Venezuela	República de Venezuela	2,007	1,497	819	1.8x
Mar-07	Puerto Rico Telephone	Puerto Rico	América Móvil SA de CV	1,806	2,329	NA	NA
Dec-06	Verizon Dominicana	Dominican Rep.	América Móvil SA de CV	2,415	2,662	433	6.1x
Nov-06	Embratel	Brazil	Telmex de México	3,157	3,471	837	4.1x
Oct-05	Telmex do Brasil Ltda	Brazil	Embratel Participacoes SA	104	104	17	6.1x

NA - Not Available

Median	**5.2x**
Average	5.1x

VALUATION *in US$ MM*	Argentina Country Risk Discount Factor 37%	Argentina Country Risk Discount Factor 33%
EBITDA[2]	618	
Median Multiple	*5.2x*	*5.2x*
Discount[8]	*37%*	*33%*
Discounted Multiple	*3.3x*	*3.5x*
Firm Value	**2,033**	**2,144**
Net Debt[3]	(253)	
Equity Value	**1,780**	**1,892**
Price per Share (AR$)[4][5]	*9.65*	*10.25*
Price per Individual Share (AR$)[4][6]	*0.96*	*1.03*
Price of ADR (AR$)[4][7]	*38.59*	*41.01*

(1) The transaction of CANTV was not taken into consideration for the calculation of the median of the sample.
(2) LTM Mar 31, 2009
(3) As of Mar 31, 2009
(4) Converted to AR$ using the exchange rate of June, 23, 2009 of AR$/US$ 3.79
(5) Price of 10 shares of nominal value of AR$ 0.1 each.
(6) Price of 1 share of nominal value of AR$ 0.1.
(7) Calculated as 4 times the price of 10 shares of nominal value of AR$ 0.1 each.
(8) The Argentine country risk discount factor was estimated to adjust the Latin American multiples for the higher Argentina country risk.

7 | MBA LAZARD